Exhibit 99.2

United Bancshares, Inc.

Quarterly Report

March 31, 2005

Dear Shareholders, Customers, Employees and Friends:

The management of United is pleased with the results of the first quarter 2005. It is our goal to continue to improve the profitability of the institution throughout this year. We will be working to increase our net interest income and improve the efficiency of the organization. In addition, we are working toward the continued growth of our loan portfolio.

Due to the increasing interest rate environment and other economic factors, gains on sale of securities and fixed rate mortgages were down significantly from the same quarter of 2004. Notwithstanding that earnings challenge, United’s net income for the quarter ended March 31, 2005 was $1,083,000 or $0.29 per share, an increase of 28.2% over the first quarter of 2004. United was able to improve profitability primarily through cost containment, with a slight increase of $89,000 in non-interest expenses, and increased net interest income of $791,000. The improvement in net interest income was primarily the result of before tax increases in loan interest income and investment securities interest income of $391,000 and $663,000, respectively, offset by an interest expense increase of $280,000. This improvement was principally through growth in earning assets and management’s monitoring of loan and deposit interest rates.

I wish to take this opportunity to thank our shareholders, customers, and employees for their continued support of our organization. We will continue to work diligently to position ourselves for the future and increase shareholder value for all concerned.

Sincerely,

/s/ Daniel W. Schutt

Daniel W. Schutt

President /CEO

United Bancshares, Inc.

and Subsidiary

Financial Highlights (unaudited)

Three Months

Three Months

Ended

Ended

March 31, 2005

March 31, 2004

(dollars in thousands, except share data and ratios)

FOR THE QUARTER

Interest income

$7,277

$6,205

Interest expense

2,832

2,552

    Net interest income

4,445

3,653

Provision for loan losses

150

75

    Net interest income after provision for loan losses

4,295

3,578

Non-interest income

663

870

Non-interest expenses

3,521

3,432

    Income before income taxes

1,437

1,016

Provision for income taxes

354

172

Net income

$1,083

$844

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Average common shares outstanding

3,705,980

3,655,528

PER COMMON SHARE

Net income

$0.29

$0.23

Cash dividends

$0.12

$0.11

Book value

$11.73

$12.03

Closing price

$15.31

$16.25

FINANCIAL RATIOS

Return on average assets

0.78%

0.68%

Return on average equity

9.88%

7.80%

Net interest margin

3.57%

3.50%

Efficiency ratio

66.12%

70.88%

Loans to deposits

84.41%

75.98%

Allowance for loan losses to net loans

0.91%

0.91%

Cash dividends to net income

41.09%

47.69%

PERIOD END BALANCES

As of

As of

March 31, 2005

Dec. 31, 2004

Assets

$552,612

$559,323

Loans

$311,239

$305,790

Deposits

$369,657

$369,767

Shareholders’ equity

$43,479

$44,229

Common shares outstanding

3,707,274

3,688,981

DIRECTORS/OFFICERS

UNITED BANCSHARES, INC.

Robert Benroth

Edward Rigel

Robert Dillhoff

David Roach

Joe Edwards

Robert Schulte, Sr.

Douglas Harter

James Reynolds— Chairman

Daniel Schutt—President/CEO

Bonita Selhorst—Secretary

Brian Young—CFO/Treasurer

DIRECTORS

THE UNION BANK CO.

Robert Benroth

William Perry

Robert Dillhoff

James Reynolds

Joe Edwards, Jr.

Edward Rigel

Douglas Harter

David Roach

Herbert Huffman

Robert Schulte, Sr.

Kevin Lammon

Steve Unverferth

Dr. James O’Neill

Daniel Schutt—President/CEO/Chairman

INVESTOR MATERIALS:

Annual and quarterly Shareholder reports, regulatory filings, press releases, and articles about The Union Bank Company are available in the Shareholder Information section of our website www.theubank.com or by calling 1-800-837-8111.

Office

Locations

Bowling Green

1204 W. Wooster St.

419-353-6088

Columbus Grove

100 S. High St.

419-659-2141

Delphos

114 E. 3rd St.

419-692-2010

Gibsonburg

230 W. Madison St.

419-637-2124

Kalida

110 E. North St.

419-532-3366

Leipsic

318 S. Belmore St.

419-943-2171

Lima—Downtown

215 W. Market St.

419-228-2114

Lima—East

1410 Bellefontaine Ave.

419-229-6500

Lima—West

3211 Elida Rd.

419-331-3211

Ottawa

245 W. Main St.

419-523-2265

Pemberville

132 E. Front St.

419-287-3211